UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 7, 2011

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01 – Entry into a Material Definitive Agreement.

On December 31, 2010, Deep Down, Inc., a Nevada corporation (“Deep Down”) and Flotation Technologies, Inc., a Maine corporation and wholly-owned subsidiary of Deep Down (“Flotation”), entered into a Contribution Agreement (the “Contribution Agreement”) by and among Deep Down, Flotation, Cuming Flotation Technologies, LLC, a Delaware limited liability company (“CFT”), and Flotation Investor, LLC, a Delaware limited liability company (“Holdings”), pursuant to which Flotation contributed all of its assets to CFT in exchange for common units of CFT and the assumption by CFT of all liabilities of Flotation (other than an intercompany corporate overhead payable from Flotation to Deep Down).  Pursuant to the Contribution Agreement, Deep Down contributed to CFT $1,400,000 and all of Deep Down’s rights and obligations under that certain Stock Purchase Agreement, dated May 3, 2010, as amended, by and among Deep Down, Cuming Corporation, a Massachusetts corporation (“Cuming”), and the stockholders of Cuming, in exchange for common units of CFT.  Immediately following the transactions described above, Deep Down and Flotation, in the aggregate, became 20% common unit holders of CFT.  Concurrently with the closing of the transactions described above, CFT contributed the net assets it acquired from Flotation to Flotation Tech, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CFT.

On October 7, 2011, CFT executed that certain Stock Purchase Agreement (the “Purchase Agreement”), by and between CFT and a Houston-based company ("Buyer") pursuant to which Buyer agreed to purchase from CFT (i) all of the issued and outstanding shares of capital stock of Cuming, (ii) the shares of 230 Bodwell Corporation, a Massachusetts corporation and subsidiary of Cuming, and (iii) certain assets that, immediately prior to closing, were acquired by Cuming, for a purchase price of $60,000,000 (less certain debt and subject to purchase price adjustment for working capital and potential earn-out payments).  Deep Down will receive 20% of the common equity proceeds (including earn-out payments) from the sale and will be subject to 20% of any indemnity obligations over the indemnity escrow amount (5%) pursuant to the Purchase Agreement.  Such indemnity obligation will be capped at the amount of proceeds Deep Down receives pursuant to that certain Indemnification and Contribution Agreement dated October 7, 2011 (the “Indemnification Agreement”).  Deep Down's proceeds received from the sale were approximately $6.4 million, which does not include any potential earn-out payments.  The proceeds of approximately $6.4 million are comprised of a $3.4 million return of capital to Deep Down and Flotation and an estimated $3.0 million distribution of Deep Down and Flotation’s share of the profit on the sale. These sums do not include incremental proceeds anticipated from the return of escrow or future earnout payments.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

SECTION 7 – Regulation FD

ITEM 7.01 – Regulation FD Disclosure.

A copy of the Indemnification Agreement described in Item 1.01 above is filed herewith as Exhibit 10.1.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1*	Indemnification and Contribution Agreement, dated October 7, 2011, by and among Deep Down, Inc., York Special Opportunities Fund, L.P., Flotation Investor, LLC and Cuming Flotation Technologies, LLC.
* Filed or furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 14, 2011

DEEP DOWN, INC.

By:	/s/ Eugene L. Butler
Eugene L. Butler
Executive Chairman and Chief Financial Officer